Exhibit 32.3

CERTIFICATION PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF SARBANES – OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q of Indiantown Cogeneration Funding Corporation for the quarter ended June 30, 2004, I, P. Chrisman Iribe, President of Indiantown Cogeneration Funding Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of Indiantown Cogeneration Funding Corporation.

August 12, 2004	/s/ P. CHRISMAN IRIBE
P. Chrisman Iribe
President Indiantown Cogeneration Funding Corporation

A signed original of this written statement required by Section 906 has been provided to Indiantown Cogeneration, L.P. and will be retained by Indiantown Cogeneration, L.P. and furnished to the Securities and Exchange Commission or its staff upon request